UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of theSecurities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934(17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 – Other Events

Item 8.01.	Other Events.

On February 17, 2021, The GEO Group, Inc. (“GEO” or the “Company”) announced that GEO Corrections Holdings, Inc. (“GEOCH”), a wholly-owned subsidiary of the Company, intends, subject to market and other customary conditions, to offer $200,000,000 aggregate principal amount of exchangeable senior notes due 2026 (the “Notes”) in a private offering. GEOCH also expects to grant the initial purchasers of the Notes a 13-day option to purchase up to an additional $30,000,000 aggregate principal amount of the Notes solely to cover over-allotments, if any. The Notes will be guaranteed by GEO and GEO’s subsidiaries that are guarantors under GEO’s senior credit facility and outstanding senior notes. The offering is expected to result in net proceeds of approximately $192.0 million (or approximately $221.1 million if the initial purchasers exercise in full their over-allotment option), after deducting the initial purchasers’ discount and estimated offering expenses payable by GEO or GEOCH.

The Notes will be offered and sold to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

On February 19, 2021, GEO announced the pricing of GEOCH’s offering of Notes. The notes will mature on February 23, 2026, unless earlier repurchased or exchanged. GEOCH will pay to the noteholders cash interest at an annual rate of 6.50% plus an additional amount based on the dividends paid by the Company on its common stock, $0.01 par value per share (the “Company’s common stock”). Interest will be payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2021.

The exchange rate for the Notes is initially 108.4011 shares per $1,000 principal amount of the Notes (equivalent to an initial exchange price of approximately $9.225 per share of the Company’s common stock). The exchange rate will be subject to certain adjustments. GEOCH expects to issue the Notes on February 24, 2021.

A copy of the press release announcing the offering is attached as Exhibit 99.1 hereto. A copy of the press release announcing the pricing of the offering is attached as Exhibit 99.2 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 17, 2021.

99.2	Press Release, dated February 19, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

February 19, 2021	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

3